Exhibit 99.1

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED AND PHOTOMEDEX, INC. ANNOUNCE ENTRY INTO CONTRIBUTION AGREEMENT

NEW YORK (March 31, 2017) – First Capital Real Estate Trust Incorporated (“First Capital”), a Maryland real estate investment trust (“REIT”), today announced that on March 31, 2017 it entered into an Interest Contribution Agreement (“Agreement”) with PhotoMedex, Inc. a Nevada corporation (NASDAQ CM and TASE: PHMD), and with a wholly owned subsidiary of PhotoMedex, pursuant to which First Capital is obligated or has an option to contribute its interests in certain properties (or the entities having or which expect to acquire rights to such properties) in a series of installments by no later than December 31, 2017, subject to the satisfaction of certain conditions set forth in the Agreement, in exchange for these interests, PhotMedex is obligated to issue shares of its common stock (“Common Stock”) and newly designated Series A Convertible Preferred Stock (“Preferred Stock”), as described below.

“We are pleased to further advance our core strategy, which is intended to create value for our investors” said Suneet Singal, Chief Executive Officer of First Capital.

“We are highly supportive of the transaction with First Capital for our shareholder base.  We made the decision to shift our business strategy into this sector in view of the opportunities we believe this portfolio of assets will provide” said Dennis McGrath, Chief Financial Officer of PhotoMedex.

First Contribution

In the first contribution installment, which is expected to close on or about May 17, 2017, First Capital has agreed to transfer to PhotoMedex its interests in four vacant land sites located in Atwater and Merced, California intended for development into gas stations, and its interests in a single family residential development located in Los Lunas, New Mexico.

In consideration for such transfers, First Capital will receive Common Stock and Preferred Stock of PhotoMedex having a value of $10 million, based upon a 7.5% premium above a volume-weighted average price (“VWAP”) of PhotoMedex’s Common Stock (the “Per Share Value”). First Capital will receive a number of shares of Common Stock equal to up to 19.9% of the issued and outstanding shares of Common Stock of PhotoMedex immediately prior to the initial closing. The balance of the shares will be paid in PhotoMedex’s Preferred Stock, which will be convertible into Common Stock subject to a vote of PhotoMedex stockholders in accordance with the applicable rules of the Nasdaq Stock Market.

Subsequent Contributions

Pursuant to the Agreement, First Capital has also agreed to contribute to PhotoMedex its interests in properties located in Texas and in Antigua, provided that certain conditions set forth in the Agreement are satisfied by December 31, 2017. These interests include First Capital’s interest in a hotel located in Amarillo, Texas and rights it expects to obtain in two development properties in Antigua which are planned for resort development. In exchange for these interests, and provided that the conditions for the contributions have been satisfied, PhotoMedex will issue shares of its stock to First Capital. Assuming that both the Texas and the Antigua interests are contributed to PhotoMedex, the number of shares to be issued will be determined by dividing $20 million by the Per Share Value. The contributions of the foregoing interests are not interdependent; the interests may be transferred at different times on or prior to December 31, 2017.

Optional Contribution

First Capital has the option, at its discretion, to contribute its interests in two additional properties to PhotoMedex if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. These properties consist of development properties in South Carolina and in Baja California, Mexico. First Capital does not currently have rights to either of these properties. Subject to First Capital obtaining such rights, and to the satisfaction of the other conditions set forth in the Agreement, including the commitment by First Capital to pay $66,500,000 in connection with the development of these properties, PhotoMedex will issue to First Capital a number of shares of PhotoMedex determined by dividing $86,450,000 by the Per Share Value. In addition, PhotoMedex will issue to First Capital a five year warrant (the “Warrant”) to purchase up to 25,000,000 shares of PhotoMedex’s Common Stock at an exercise price of $3.00 per share, which would vest upon the achievement of various milestones specified in the Agreement. The number of warrant shares and the exercise price will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

Voting Agreement

On March 31, 2017, in connection with its entry into the Agreement, First Capital entered into a Shareholder Voting Support and Confidentiality Agreement with certain PhotoMedex stockholders, pursuant to which such stockholders agreed, among other things, to vote in favor of the adoption of the Agreement and the transactions contemplated thereby.

Other Matters

The Agreement is subject to the usual pre- and post-closing representations, warranties and covenants, and restricts First Capital’s conduct in certain respects that may affect the conduct of its affairs between the signing and December 31, 2017.

Following the closings, First Capital expects to consider the distribution of certain of the shares of PhotoMedex Common Stock it receives to its partners and stockholders, subject to appropriate corporate and other approvals and to compliance with all applicable federal and state securities laws and other applicable laws and regulations.

Following the Initial Closing, Suneet Singal, the Chief Executive Officer of First Capital, is expected to be designated as Chief Executive Officer of PhotoMedex. Mr. Singal will continue to serve as Chief Executive Officer of First Capital following the Initial Closing.

Maxim Group LLC acted as sole financial advisor to First Capital Real Estate Trust Incorporated in connection with the proposed transaction.

There can be no assurance that any or all of the transactions contemplated by the Agreement will be consummated, or that the transactions will be consummated in the form currently set forth in the Agreement, which may be amended by the parties or terminated on certain conditions.

PhotoMedex is not a real estate investment trust, or “REIT”.

Neither First Capital nor any of its officers or directors has any material relationship with PhotoMedex or any of its subsidiaries, or with any director or officer thereof.

There can be no assurance that any or all of the transactions contemplated by the Agreement will be consummated, or that the transactions will be consummated in the form currently set forth in the Agreement, which may be amended by the parties or terminated on certain conditions.

For additional information about the transaction, please see First Capital’s Current Report on Form 8-K to be filed with the SEC and which will be available at the SEC’s website at www.sec.gov. The Agreement will be filed as an exhibit to its Current Report on Form 8-K.

About First Capital

First Capital Real Estate Trust Incorporated is a public non-traded REIT based in New York City and founded in 2012. First Capital's portfolio consists of various assets including land development, multifamily development, gas station development, hotels and medical offices.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts, but are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of First Capital or PhotoMedex, as applicable, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of First Capital's control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents incorporated by reference speak only as of the date of those documents. Unless otherwise required by law, First Capital undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Examples of forward-looking statements in this release include statements regarding the contribution of certain properties or interests by First Capital, the satisfaction of certain conditions to the transactions, and the completion of the transactions or any portion of them. First Capital also notes that no assurances can be provided it will be able to obtain certain of the interests contemplated to be contributed to PhotoMedex pursuant to the Agreement.

Media Contacts

Jason Chudoba and Sarah Bicknell

jason.chudoba@icrinc.com, 646-277-1249

Sarah.Bicknell@icrinc.com, 646-277-1260

Investor Contact

Vance Edelson

Vance.edelson@icrinc.com, 646-277-1229